Exhibit 10.3
EXECUTION VERSION

JOINDER AGREEMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Joinder Agreement to Amended and Restated Loan and Security Agreement, dated as of May , 2023 (this “Agreement”), between BUZZFEED MEDIA ENTERPRISES, INC., a Delaware corporation (the “Administrative Borrower”), BUZZFEED FC, INC., a Delaware corporation (“BuzzFeed FC”), BF ACQUISITION HOLDING CORP., a Delaware corporation (“BF Acquisition Holding”), BUZZFEED MOTION PICTURES, INC. a Delaware corporation (“BuzzFeed Motion Picture”), ET ACQUISITION SUB, INC., a Delaware corporation (“ET Acquisition Sub”), ET HOLDINGS ACQUISITION CORP., a Delaware corporation (“ET Holdings”), LEXLAND STUDIOS, INC., a Delaware corporation (“Lexland Studios”), and PRODUCT LABS, INC., a Delaware corporation (“Product Labs”), BUZZFEED, INC., a Delaware corporation (“BuzzFeed Inc.”), THEHUFFINGTONPOST.COM, INC., a Delaware corporation (“HuffPo”), COMPLEX MEDIA, INC., a Delaware corporation (“Complex”), CM PARTNERS, LLC, a Delaware limited liability company (“CM Partners”, and together with the Administrative Borrower, BuzzFeed FC, BF Acquisition Holding, BuzzFeed Motion Picture, ET Acquisition Sub, ET Holdings, Lexland Studios, Product Labs, BuzzFeed Inc., HuffPo and Complex, the “Existing Borrowers”), BuzzFeed Canada, Inc., a corporation duly incorporated under the Business Corporations Act (New Brunswick) (the “New Borrower”, and together with the Existing Borrowers, on a joint and several liability, the “Borrowers”), the Guarantors named thereto in that certain Amended and Restated Loan and Security Agreement dated as of December 3, 2021, as amended by that First Amendment to the Amended and Restated Loan and Security Agreement dated as of December 15, 2022 (the “Loan Agreement”), the lenders from time to time party hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter collectively as the “Lenders” and each as a “Lender) and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company (together with its permitted successors and assigns, in its individual capacity, “White Oak”), as administrative and collateral agent (in such capacity, and including its successors and permitted assigns in such capacity, the “Administrative Agent”) for the Lender Parties and as Swing Lenders. All capitalized terms used but not otherwise defined herein shall have the respective meaning assigned thereto in the Loan Agreement.

RECITALS
WHEREAS, White Oak, in its capacity as Administrative Agent, the Lenders from time to time party thereto, and the Existing Borrowers are parties to the Loan Agreement, amending and restating that certain Loan and Security Agreement, dated as of December 30, 2020 (the “Original Loan Agreement”);
WHEREAS, it is the intent of the parties hereto that the New Borrower hereby join as a Borrower under the Loan Agreement; and

1

WHEREAS, to induce the Administrative Agent and the Lenders to continue to make loans or otherwise extend credit or other financial accommodations from time to time, the Administrative Agent has required and New Borrower has agreed, to execute this Agreement in order to become a “Borrower” under the Loan Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to amend the Loan Agreement as follows:

AGREEMENT
1.Joinder to the Loan Agreement; Grant of Security Interest.

a.Joinder of a New Borrower. New Borrower will hereby join in and is and shall be deemed to be a Borrower and a Loan Party under the Loan Agreement and the other applicable Loan Documents. New Borrower hereby assume all obligations of (i) a Borrower under the Loan Agreement and the other Loan Documents, including all Obligations existing under the Original Loan Agreement, and (ii) a Borrower and Loan Party under each of the other Loan Documents to which any Borrower is a party, and New Borrower shall perform, comply with and be subject to and be bound by each of the terms, agreements, covenants and conditions of the Loan Agreement and each of the other applicable Loan Documents, on a joint and several basis with the existing Loan Parties party thereto, as such with the same force and effect as if it were an original party thereto. Without limiting the generality of the foregoing, New Borrower hereby represents and warrants that it has heretofore received a true and correct copy of the Loan Agreement, the Original Loan Agreement, and each of the other Loan Documents (including any amendments, revisions, modifications, supplements or waivers thereto) as in effect on the Joinder Effective Date. The parties hereto agree that each reference in the Loan Agreement and the other Loan Documents to “Borrower,” “Borrowers,” “Loan Party,” “Loan Parties” or terms of similar import shall be deemed to include New Borrower.

b.Grant of Security Interest. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of its Obligations as a Borrower, New Borrower hereby grants and assigns, mortgages, charges, hypothecates and pledges to the Administrative Agent, for the benefit of itself and the Lenders, a first priority lien on and security interest in (subject only to Permitted Liens on Collateral other than Receivables) all of its right, title and interest in and to all the Collateral and all other personal property, wherever located, whether now owned or hereafter acquired and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether in the form of cash or other property) and products thereof including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith, whether or not such Collateral is subject to the PPSA. This Agreement shall constitute a security agreement for purposes of the PPSA. Notwithstanding the above, Collateral shall not include any consumer goods. The New Borrower hereby confirms that value has been given by Lenders to such New Borrower, that such New Borrower has rights in its Collateral existing at the date of this Joinder Agreement, and that the New Borrower and the Agent and the Lenders have not agreed to postpone the time for attachment of the security interest to any of the Collateral of such New Borrower. The security interest with respect to the Collateral of the New Borrower created by this Joinder Agreement shall have effect and be deemed to be effective whether or not the Obligations or any part thereof are owing or in existence before or after or upon the date of this Joinder Agreement.

c.Existing Definitions. The following terms previously defined in section 1.1 of the Loan Agreement shall be amended and restated in their entirety as set forth below and in the Loan Agreement shall be deemed and hereby are amended to include, in addition to and not in limitation of all other definitions, in the proper alphabetical order, the following definitions:

2

i.“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.9(e), and (d) any U.S. Federal withholding Taxes imposed under FATCA and (e) any withholding Taxes imposed on amounts paid or credited to or for the account of a Recipient as a result of a Recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Loan Party, being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party, or not dealing at arm’s length with a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party.
ii.“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing (unless such enforcement, collection, levy or foreclosure is being contested by the applicable Loan Party in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP): (i) Liens created hereunder and by the Security Documents; (ii) Liens existing on the Closing Date and listed on Schedule 7.2(i); (iii) Liens securing Indebtedness permitted by Section 7.2(a)(iv) incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such assets, (B) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness, (C) such Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased and (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such assets; (iv) Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable; (v) deposits or pledges (other than Liens on Receivables of a Loan Party) to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, leases (other than Indebtedness), surety, stay, customers, indemnity or other obligations of a like nature incurred in the ordinary course of business; (vi) (a) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect; or (b) statutory Liens or deemed trusts in respect of contributions to a “registered pension plan”, as defined in subsection 248(1) of the Income Tax Act (Canada), that is sponsored, administered, or contributed to by any Loan Party that are (x) not yet due; or (y) immaterial and inadvertently delinquent by a Loan Party as a result of reasonable error, provided that any contribution arrears described in this (y) are rectified within thirty (30) days of the Loan Party becoming aware thereof; (vii) judgment Liens that have not otherwise resulted in an Event of Default; (viii) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached; (ix) Liens for Taxes, assessments or other governmental charges or levies not yet due and payable, or the non- payment of which is permitted under this Agreement; (x) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary; (xi) any interest or title of a lessor, licensor, sublicensor or sublessor under any lease, license, sublicense or sublease entered into by any such Loan Party or Subsidiary in the ordinary course of its business and covering only the assets so leased, or subleased; (xii) leases, subleases, and non-exclusive licenses or sublicenses, in each case, granted in the ordinary course of business, and licenses and sublicenses that may be exclusive that are limited in scope and geography, in each case,

3

for such consideration as is deemed to be fair by Borrower in the ordinary course of business; (xiii) precautionary Uniform Commercial Code or PPSA filings made by a lessor pursuant to an operating lease of a Loan Party entered into in the ordinary course of business; (xiv) Liens of sellers of goods to such Person arising under Article II of the Code or similar provisions of applicable law, including Section 81.1 of the Bankruptcy Insolvency Act (Canada) (in respect of amounts due and not paid for inventory subject to rights of suppliers (generally known as the “30-day goods” rule)) in the ordinary course of business, covering only the goods sold or securing only the unpaid purchase price of such goods and related expenses to the extent such Indebtedness is permitted hereunder; (xv) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; (xvi) Liens securing Subordinated Debt that are subject to an intercreditor agreement in form and substance satisfactory to the Administrative Agent; (xvii) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary; provided that (A) such Liens only encumber the assets of such Person, (B) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (C) such Lien does not extend to or cover any other assets or property of such Person (other than proceeds or products thereof) and (D) such Lien does not cover Collateral, but covers only specific property of such Person and is not a “blanket” Lien on any category or type of property; (xviii) Liens solely on any cash collateral provided in respect of letter of credit facilities issued or bank guarantees in each case, including any letters of credit issued to secure amounts owing under such bank guarantees or any letters of credit issued under a Letter of Credit Agreement; (xix) Liens solely on any cash collateral provided in respect of cash management or treasury management services; and (xx) other Liens not on borrowed money with respect to which the aggregate amount of the obligations secured thereby does not exceed $500,000 at any time outstanding.
iii.“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of the Administrative Agent's security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, "PPSA" shall mean those personal property security laws in such other jurisdiction (including the Civil Code of Québec) for the purposes of the provisions hereof relating to such attachment, perfection, opposability or priority and for the definitions related to such provisions, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections. All references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or Code shall include under the PPSA.
iv.“Solvent” means, when used with respect to any Person, that as of the date as to which such Person’s solvency is to be measured:
(i)the fair saleable value of its assets is in excess of (A) the total amount of its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (B) the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured;
(ii)it has sufficient capital to conduct its business;
(iii)it is able to meet its debts as they mature; and
(iv)such Person is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).
d.Effective as of the Joinder Effective Date, the Loan Agreement is hereby amended as follows:
a.Section 4.1 of the Loan Agreement is hereby amended and restated by adding the following paragraphs:
“For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360- day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
If any provision of this Agreement would oblige a Borrower to make any payment of interest or other amount payable to a Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result

4

in a receipt by a Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), (i) first, by reducing the amount or rate of interest, and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the applicable Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).”

2.Acknowledgement, Ratification and Reaffirmation. Each Borrower, including New Borrower, acknowledges and represents that (a) as of May 5, 2023, the outstanding balance of the Revolving Credit Loans under the Loan Agreement equals $32,531,455.19 plus interest and fees without offset, deduction or counterclaim of any kind or nature, in law or in fact; (b) as of May 5, 2023, the outstanding balance of the Standby Letter of Credit under the Loan Agreement equals
$15,500,000 plus interest and fees without offset, deduction or counterclaim of any kind or nature, in law or in fact; and (c) hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

3.Conditions Precedent. This Agreement shall become effective on the date first written above (the “Joinder Effective Date”) and the Administrative Agent shall have received in form and substance acceptable to the Administrative Agent in its sole discretion:
a.counterparts of this Agreement duly executed by each of the parties on the signature pages hereto;

b.a certificate of a Responsible or director of each Borrower, including New Borrower, certifying that as of the Joinder Effective Date (i) no Default or Event of Default exists or has occurred and is continuing and (ii) each of the representations and warranties made by the Borrowers in the Loan Agreement shall be true and correct on and as of the Joinder Effective Date;

c.a certificate of each Borrower, including New Borrower, dated the date hereof and executed by its Secretary or other Responsible Officer or director, which shall:

(A)certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Agreement and all documents related hereto to which it is a party; and

(B)contain appropriate attachments, including the certificate or articles of incorporation or organization of Borrower certified, as applicable, by the relevant authority of the jurisdiction of organization of such entity and a true and correct copy of its current bylaws or operating, management or partnership agreement.

d.a long form good standing certificate (or equivalent document for New Borrower) for each Borrower, including New Borrower, from its jurisdiction of organization.

4.Representations and Warranties. Each Borrower, including New Borrower, represents and warrants to the Administrative Agent that immediately after giving effect to this Agreement on the Joinder Effective Date (a) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct with the same effect as though made on and as of the Joinder Effective Date, provided that any representation or warranty which by its terms is made as of a specified date shall be true and correct only as of such specified date, and (b) no Event of Default shall have occurred and be continuing.

5.Confirmation. Each Borrower, including New Borrower, hereby agrees that the Loan Agreement and each other Loan Document to which it is a party, and each security interest granted by it hereunder or thereunder, is hereby reaffirmed, ratified, approved and confirmed in each and every respect on and after the Joinder Effective Date, except that each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as supplemented by this Agreement. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

5

6.Waiver and Release. In consideration of this Agreement, each Borrower, including New Borrower, represents and warrants that, as of the date hereof, there are no offsets, defenses or counterclaims against or in respect of its obligations under the Loan Documents and each hereby releases and discharges the Administrative Agent and its agents, employees, successors and assigns, of and from all claims, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, fixed, contingent or conditional, at law or in equity, in connection with the Loan Documents or any transactions or acts in connection therewith, in each case existing on or before the date of this Agreement, which each may have against any such Person, irrespective of whether any such claims, actions, causes of action, damages, costs, expenses or liabilities are based on contract, tort or otherwise.

7.Counterparts. This Agreement may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.Loan Document. This Agreement is a “Loan Document” under and as defined in the Loan Agreement.

10.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

6

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.
EXISTING BORROWERS:

BUZZFEED MEDIA ENTERPRISES, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Chief Financial Officer BUZZFEED, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Chief Financial Officer BUZZFEED FC, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

BF ACQUISITION HOLDING CORP.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

BUZZFEED MOTION PICTURES, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

ET ACQUISITION SUB, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

ET HOLDINGS ACQUISITION CORP.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

7

THEHUFFINGTONPOST.COM, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer COMPLEX COMPLEX MEDIA, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer

CM PARTNERS, LLC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer LEXLAND STUDIOS, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer PRODUCT LABS, INC.
By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Treasurer NEW BORROWER:

BUZZFEED CANADA, INC.

By:/s/ Felicia DellaFortuna     Name: Felicia DellaFortuna
Title:    Director

8

ADMINISTRATIVE AGENT, SWING LENDER
and as a LENDER:

WHITE OAK COMMERCIAL FINANCE, LLC

By:/s/ Robert Dean     Name: Robert Dean
Title: Executive Vice President

9